UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): February 2, 2012


                               BARON ENERGY, INC.
             (Exact name of registrant as specified in its charter)

            NEVADA                    333-146627                26-0582528
(State or other jurisdiction of      (Commission             (I.R.S. Employer
 incorporation or organization)      File Number)         Identification Number)

300 S. C.M. Allen Parkway, Suite 400 San Marcos, TX               78666
     (Address of principal executive offices)                   (Zip Code)

                                 (512) 392-5775
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 2, 2012, Baron Energy, Inc. sold three convertible promissory notes, in the principal amount of $33,333 each, to Roger A. Tichenor, Siesta Fiesta Holdings, LLC, and Randall Oser, hereinafter each is referred to as a "Note" and all three are collectively referred to as the "Notes."

Baron received aggregate gross cash proceeds of $99,999 bearing interest at 8% per annum with a maturity date of February 2, 2013 ("Maturity Date"). Principal and all accrued interest are due and payable on the Maturity Date.

Under the terms of the Notes, which were amended effective as of February 2, 2012, each Note holder may elect, at any time after 180 days from February 2, 2012, to convert the outstanding principal amount and unpaid interest thereon in whole or in part into shares of Baron's common stock at higher of (1) 80% of the average of the three lowest daily closing prices of our common stock during the period beginning on the date Baron receives notice of the Note holders' election to convert and ending on and including the date that is five trading days after receipt of said notice (the "Market Price"); and (2) $0.005. In the event we are in default under the Notes, the conversion rate per share is the higher of (i) 70% of the Market Price; and (ii) $0.004.

In the event we consummate an equity financing for the purpose of raising capital, pursuant to which we sell shares of our common stock for an aggregate gross sales price of not less than $1,000,000, a Note holder may elect to redeem all but not less than all of the then outstanding principal amount, plus accrued and unpaid interest, or continue to hold the Note until the Maturity Date or conversion.

The Notes may be prepaid in whole at any time in our sole discretion upon five days prior written notice to the holders of the Notes. We are subject to a prepayment penalty of 110% of the outstanding principal balance plus any accrued interest due as of the date of such prepayment. Furthermore, any prepayment of a Note must be made in connection with the prepayment of all the Notes.

We must also pay the holders of the Notes 110% of the outstanding principal balance plus any accrued interest if, prior to the Maturity Date, we: (a) merge into another entity in which, after such merger holders of a majority of our voting securities immediately prior to the merger do not hold a majority of the voting securities of the successor entity or; (b) sell or convey all or substantially all of our assets or common stock to any other person or entity

Proceeds from the sale of the Notes were used to fund working capital requirements.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The offering of the Notes was not registered under the Securities Act of 1933, as amended (the "Securities Act"), but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, insofar as such securities were issued only to an "accredited investor" within the meaning of Rule 501 of Regulation D. The recipients of our securities took them for investment purposes without a view to distribution. Furthermore, they had access to information concerning us and our business prospects; there was no general solicitation or advertising for the purchase of our securities; and the securities are restricted pursuant to Rule 144.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.                        Description
-----------                        -----------
10.1 Note Purchase Agreement and Convertible Promissory Note by and between Baron Energy, Inc. and Roger A. Tichenor dated February 2, 2012.

10.2 Amendment to Convertible Promissory Note by and between Baron Energy, Inc. and Roger A. Tichenor dated as of February 2, 2012.

10.3 Note Purchase Agreement and Convertible Promissory Note by and between Baron Energy, Inc. and Siesta Fiesta Holdings, LLC dated February 2, 2012.

10.4 Amendment to Convertible Promissory Note by and between Baron Energy, Inc. and Siesta Fiesta Holdings, LLC dated as of February 2, 2012.

10.5 Note Purchase Agreement and Convertible Promissory Note by and between Baron Energy, Inc. and Randall Oser dated February 2, 2012.

10.6 Amendment to Convertible Promissory Note by and between Baron Energy, Inc. and Randall Oser dated as of February 2, 2012.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         BARON ENERGY, INC.


Date: September 7, 2012                  By: /s/ Ronnie L. Steinocher
                                             -----------------------------------
                                         Name:  Ronnie L. Steinocher
                                         Title: President and Chief Executive
                                                Officer

                                  EXHIBIT INDEX

Exhibit No.                        Description
-----------                        -----------
10.1 Note Purchase Agreement and Convertible Promissory Note by and between Baron Energy, Inc. and Roger A. Tichenor dated February 2, 2012.

10.2 Amendment to Convertible Promissory Note by and between Baron Energy, Inc. and Roger A. Tichenor dated as of February 2, 2012.

10.3 Note Purchase Agreement and Convertible Promissory Note by and between Baron Energy, Inc. and Siesta Fiesta Holdings, LLC dated February 2, 2012.

10.4 Amendment to Convertible Promissory Note by and between Baron Energy, Inc. and Siesta Fiesta Holdings, LLC dated as of February 2, 2012.

10.5 Note Purchase Agreement and Convertible Promissory Note by and between Baron Energy, Inc. and Randall Oser dated February 2, 2012.

10.6 Amendment to Convertible Promissory Note by and between Baron Energy, Inc. and Randall Oser dated as of February 2, 2012.